EXCLUSIVE OPTION AGREEMENT

BETWEEN

China New Energy Investment Co., Ltd.

AND

Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

Beijing, CHINA

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (the “Agreement”) is entered into as of _________, 2010 between the following parties in Beijing.

Party A:
Name: China New Energy Investment Co., Ltd.
Registered Address:
Legal Representative:

Party B:
Name: Beijing Fengyin Xianghe Scientific Technology Co., Ltd.
Registered Address:
Legal Representative:

丙方Party C：
Name: Zhuolu Dadi Gas Co. Ltd.
Registered Address: Zhuolu County, Zhangjiakou, Hebei Province
Legal Representative: Tang Zhixiang

In this Agreement, Party A and Party B are called collectively as the “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”);

2.	Party B is a liability limited company incorporated in Beijing and with business license issued by the Beijing Municipal Administration of Industry and Commerce;

3.	Party C is a liability limited company incorporated in Zhuolu County, Zhangjiakou, Hebei Province.

4.
Party A and Party B have reached Equity Transfer Agreement on 70% Equity of Zhuolu Dadi Gas Co. Ltd. (hereinafter referred to as “ETA”) in connection with Party B transferring 70% equity of Party C to Party A.

NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this Agreement according to the following terms and conditions:

1.	THE GRANT AND EXERCISE OF PURCHASE OPTION

1.1	Grant:
Party B grants Party A an irrevocable exclusive purchase option. After the completion of the Transfer under the ETA Party A has right to purchase remaining 30% the shares of Party C currently owned by Party B. This purchase option is irrevocable and shall be exercised only by Party A.

1.2	Exercise Procedures:
1.2.1	Both Party shall sign Equity Transfer Agreement on 70% Equity of Zhuolu Dadi Gas Co. Ltd（as attached）on the date of execution of this Agreement.
1.2.2
Upon payment of the 2nd Payment (as defined in the ETA), Party A shall notify Party B in writing within 3 working days regarding its intention of exercising the Option (the “Option Notice” hereinafter). After the mentioned period, if the Transferee does not provide the notice to Transferor, it will deem as the Transferee gives up the option right.

1.2.3
Upon delivery of the Option Notice, Party B shall execute other necessary documents (collectively, the “Transfer Documents”) with Party A (or the qualified person appointed by Party A) in order to effectuate the transfer of shares.

1.2.4	Party B shall assist Party A to complete the necessary procedures such as governmental approval, permission, registration, documentations and other related procedure to complete the transfer.

2、	Price of Option
The option price shall be RMB 65 million for the 30% of Party C’s equity owned by Party B.

3.	REPRESENTATIONS AND WARRANTIES

3.1
Each party hereto represents to the other parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and (2) the execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

3.2
Party B represents to Party A that: (1) they are legally registered shareholders of Party C and have paid the full amount of their respective portions of Party C's registered capital required under the PRC laws; (2) Party B has not mortgaged or pledged its shares of Party C, nor has it granted any security interest or borrowed against its shares of Party C in any form; and (3) Party B has not sold nor will sell to any third party its equity interests in Party C.

4.	ASSIGNMENT OF AGREEMENT

4.1	Party B shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of the Party A.

4.2
Party B hereby agrees that Party A shall have the right to transfer all of its rights and obligation under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B.

5.	CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

a.	The materials is known or will be known by the public (except for any materials disclosed to the public by the Party who receives such materials);

b.	The materials are required to be disclosed under the applicable laws or the rules or provisions of stock exchange; or

c.
The materials disclosed by each Party to its legal or financial consultant relate to the transaction contemplated under this Agreement, and such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

6.	BREACH OF CONTRACT

Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

7.	APPLICABLE LAW AND DISPUTE RESOLUTION

7.1	Applicable Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

7.2	Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission Beijing Branch (the “CIETAC”) in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

8.	EFFECTIVENESS AND TERMINATION

8.1	This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

8.2	This Agreement may not be terminated without the consent of Party A and Party B except that Party A may, by giving thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

9.	MISCELLANEOUS

9.1	Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

9.2	Entire Agreement

The Parties acknowledge that this Agreement, General Framework Agreement for Cooperation, ETA, Supplementary Agreement for the Escrow Terms and Conditions for the First Installment and all ancillary agreements to each constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

9.3	Severability

If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant PRC laws of the PRC, such a provision shall be deemed invalid only to the extent the PRC laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as  those intended by the invalid, illegal or non-enforceable provision.

9.4	Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

9.5	Language and Copies

This Agreement is executed in Chinese in six (6) copies; each Party holds two and each original copy has the same legal effect.

9.6	Successor

This Agreement shall bind and benefit the successor or the transferee of each Party.

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

[No Text Below, Signature Page Only]

PARTY A: China New Energy Investment Co., Ltd (Seal)

Legal Representative/Authorized Representative(Signature):

PARTY B: Beijing Fengyin Xianghe Scientific Technology Co., Ltd. (Seal)

Legal Representative/Authorized Representative(Signature):

PARTY C: Zhuolu Dadi Gas Co., Ltd. (Seal)

Legal Representative/Authorized Representative(Signature):